UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2005

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LYDALL, INC.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2005, Lydall Gerhardi GmbH and Co. KG, a subsidiary of Lydall, Inc., entered into a capital lease agreement for a high speed manufacturing line with GEFA Leasing GmbH. The lease has an expected 7 year term, an effective interest rate of 4.25 percent and aggregate principal payments of €2,995,000. The lease also contains a bargain purchase option, which provides the Company with the option to purchase the equipment anytime after the fourth year of the lease term for a stated percentage of the original purchase price. Principal and interest payments are required to be paid monthly. A copy of this agreement is attached hereto as Exhibit 10.1 and hereby incorporated by reference.

Section 8 – Other Events

Item 8.01 – Other Events

On April 21, 2005, stockholders elected by a majority vote Lee A. Asseo, Kathleen Burdett, W. Leslie Duffy, Matthew T. Farrell, David Freeman, Suzanne Hammett, Christopher R. Skomorowski, and S. Carl Soderstrom, Jr. as Directors to serve until the Company’s next Annual Meeting to be held in 2006. Also, stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following is being filed as an Exhibit to this report:

Exhibit Number	Description of Exhibit
10.1	Capital Lease Agreement dated April 18, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

April 22, 2005	By:	/S/ JOHN J. KRAWCZYNSKI
John J. Krawczynski Controller (On behalf of the Registrant and as Principal Accounting Officer)

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LYDALL, INC.

Index to Exhibits

Exhibit Number
10.1	Capital Lease Agreement dated April 18, 2005

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